UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

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☒ Definitive Information Statement

TOUCHPOINT GROUP HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

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Touchpoint Group Holdings Inc.

4300 Biscayne Boulevard, Suite 203

Miami, Florida 33137

Phone: (305) 420-6640

September 13, 2022

THIS IS A NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT.
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTERS DESCRIBED HEREIN.

Dear Stockholder:

We are providing this information statement to you as a stockholder of record of our outstanding common stock at the close of business on August 29, 2022, in connection with the adoption of an amendment to our Certificate of Incorporation by our Board of Directors (the “Board”) and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company (the “Approving Stockholders”) entitled to vote thereon, increasing the number of our authorized shares of common stock, par value $0.0001 per share, from 1,750,000,000 to 10,000,000,000, referred to herein as the “Corporate Action.”

Our Board of Directors approved the Corporate Action on August 26, 2022. The Approving Stockholders acting by written consent in lieu of a special meeting approved the Corporate Action on August 29, 2022.

The written consent that we received from the Approving Stockholders constitutes the only stockholder approval required for the Corporate Action under Delaware law and our Certificate of Incorporation and bylaws. As a result, no further action by any other stockholder is required to approve the Corporate Actions and we have not solicited, and will not be soliciting, your approval of the Corporate Actions.

This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act and in accordance with Delaware law and our bylaws.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE ACCOMPANYING INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

September 13, 2022	By Order of the Board of Directors of
TOUCHPOINT GROUP HOLDINGS INC.

/s/ Martin Ward
Martin Ward
President and Chief Executive Officer

TOUCHPOINT GROUP HOLDINGS INC.

4300 Biscayne Blvd., Suite 203
Miami, FL 33137
(305) 420-6640

Information Statement Pursuant to Section 14C
of the Securities Exchange Act of 1934

This Information Statement is being provided on or about September 13, 2022, to all holders of record on August 29, 2022, (the “Record Date”) of the common stock, $0.0001 par value per share (the “Common Stock”), Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, of Touchpoint Group Holdings Inc., a Delaware corporation (“Touchpoint” or the “Company”), in connection with the adoption of an amendment to our Certificate of Incorporation by our Board of Directors (the “Board”) and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company (the “Approving Stockholders”) entitled to vote thereon, increasing the number of our authorized shares of common stock, par value $0.0001 per share, from 1,750,000,000 to 10,000,000,000, referred to herein as the “Corporate Action.”

On August 26, 2022, our Board approved the Corporate Action. To eliminate the costs and management time involved in holding a special meeting of stockholders and to effect the Corporate Action as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of the holders of a majority of the Company’s voting power to approve the Corporate Action in accordance with Sections 228 and 242 of the Delaware General Corporation Law (the “DGCL”) and our bylaws. On August 29, 2022 (the “Record Date”), the Approving Stockholders approved the Corporate Action by written consent.

Since the Board and holders of a majority of the voting power of the Company’s issued and outstanding shares of capital stock have voted in favor of the Corporate Action, all corporate actions necessary to approve the amendment increasing the number of our authorized shares of common stock to 10,000,000,000 has been completed. Because the Corporate Action has already been approved by the holders of a majority of the voting power of the Company’s outstanding shares of capital stock, you are not required to take any action. This Information Statement provides notice to you that the Corporate Actions have been approved. You will receive no further notice of the approval nor of the effective date of each of the Corporate Actions other than pursuant to reports which the Company will be required to file with the Securities and Exchange Commission (the “SEC”).

NOTICE PURSUANT TO SECTION 228 — Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

The Company’s Common Stock is quoted on the OTC Pink market tier of the OTC Markets Group Inc. under the symbol “TGHI.” The last sale price of our Common Stock as reported on the OTC Pink on September 9, 2022 was $0.0008.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date, August 29, 2022, are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 1,750,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”).

As of the Record Date, there were outstanding three classes of stock entitled to vote on the Corporate Action; 1,238,036,037 shares of Common Stock, 10,000 shares of Series A Convertible Preferred Stock (“Series A Preferred”) held by one holder of record, and 600,000 shares of Series C Convertible Preferred Stock (“Series C Preferred”) held by two holders of record. Each share of Series A Preferred is convertible into one thousand shares of our Common Stock, subject to customary anti-dilution protections in the event of certain corporate events as set forth in the Certificate of Designation establishing the Series A Preferred. Each share of Series C Preferred has a Stated Value of $1.00 per share and is convertible into Common Stock at a conversion price of $0.0015 per share, subject to customary anti-dilution protections in the event of certain corporate events as set forth in the Certificate of Designation establishing the Series C Preferred. Except as required by the DGCL, the holders of our Series A Preferred and Series C Preferred are entitled to vote together with the holders of our Common Stock as a single class on all matters as to which stockholders are entitled to vote or act by written consent. Each share of Series A Preferred is entitled to three votes for each share of Common Stock issuable upon conversion of one share of Series A Preferred as of the applicable record date. Each share of Series C Preferred is entitled to eight votes for each share of Common Stock issuable upon conversion of one share of Series C Preferred as of the applicable record date. In addition to our classes of voting stock, on the record date there were outstanding non-voting shares of Series B Convertible Preferred Stock.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS

INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF

INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The following is a summary of certain matters related to the increase in the number of our authorized shares of common stock from 1,750,000,000 to 10,000,000,000 (the “Authorized Shares Increase”).

The effective date of the Authorized Shares Increase will be determined at the sole discretion of the Board of Directors and will be publicly announced. The Authorized Shares Increase will become effective upon the filing of a certificate of amendment to the Certificate of Incorporation relating to the Authorized Shares Increase with the Secretary of State of the State of Delaware. The Board of Directors currently intends for the Authorized Shares Increase to become effective as soon as reasonably practicable in light of applicable regulations.

Our Board believes it is in our best interests to increase the number of authorized shares of Common Stock in order to give us greater flexibility in considering and planning for future corporate needs. In the past and as part of the effort to maintain operations until a more significant capital raising transaction can be completed, our Company completed various transactions pursuant to which we issued substantial amounts of Common Stock and convertible notes and warrants obligating our Company to reserve shares of our authorized Common Stock for future issuance. Consequently, we currently lack a sufficient number of authorized but unissued shares of Common Stock should the opportunity to raise additional capital become available. Our management believes that the terms on which such equity might be raised will be more favorable to our Company if we have Common Stock available for immediate issuance.

In addition to the reasons stated above, our Board believes it is in our Company’s best interests to increase the number of authorized shares of Common Stock in order to give us greater flexibility in considering and planning for future corporate needs, including, but not limited to, raising capital, potential strategic transactions, including mergers, acquisitions and business combinations, stock dividends, grants under equity compensation plans, stock splits or financings, as well as other general corporate transactions. The Board believes that additional authorized shares of Common Stock are necessary to enable us to take timely advantage of opportunities that may become available to us. Although our management is exploring whether there are opportunities for our Company to raise additional capital to support our ongoing operations, we do not have any definitive plans, arrangements, understandings or agreements regarding the issuance of the additional shares of Common Stock that will result from adoption of the Authorized Share Increase. Except as otherwise required by law, the newly authorized shares of Common Stock will be available for issuance at the discretion of our Board (without further action by the stockholders) for future corporate needs, including those outlined above. While effecting the Authorized Shares Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, any future issuance of additional authorized shares of our Common Stock may, among other things, dilute the earnings per share of our Common Stock and the equity and voting rights of those holding equity at the time the additional shares are issued.

Any newly authorized shares of Common Stock will be identical to the shares of Common Stock now authorized and outstanding. The Authorized Share Increase will not affect the rights of current holders of our Common Stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

Effective Time

The effective time of the Authorized Shares Increase, if the proposed Authorized Shares Increase is implemented at the direction of the Board, will be the date and time that the certificate of amendment effecting the Authorized Shares Increase is filed with the Delaware Secretary of State or such later time as is specified therein. The exact timing of the Authorized Share Increase will be determined by our Board based on its evaluation as to when such action will be the most advantageous to Touchpoint and its stockholders, and the effective date will be publicly announced. The Authorized Shares Increase may be delayed or abandoned without further action by the stockholders at any time prior to effectiveness of the related certificate of amendment filed with the Delaware Secretary of State, notwithstanding stockholder adoption and approval of the Authorized Shares Increase, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Authorized Share Increase.

DESCRIPTION OF CAPITAL STOCK

The Company is currently authorized to issue 1,750,000,000 shares of Common Stock and 50,000,000 shares of preferred stock. If the Authorized Shares Increase is effectuated, the Company will be authorized to issue 10,000,000,000 shares of Common Stock. As of the Record Date there were outstanding 1,238,036,037 shares of Common Stock; 10,000 shares of Series A Preferred Stock; 204,000 shares of Series B Preferred Stock and 600,000 shares of Series C Preferred Stock. The Series A Preferred is convertible into 10,000,000 shares of our Common Stock, subject to customary anti-dilution protections in the event of certain corporate events as set forth in the Certificate of Designation establishing the Series A Preferred. The Series B Preferred is convertible into shares of our Common Stock from time to time at a discount to the market price of our Common Stock in accordance with a formula set forth in the Certificate of Designation establishing our Series B Preferred Stock. Each share of Series C Preferred has a Stated Value of $1.00 per share and is convertible into Common Stock at a conversion price of $0.0015 per share, subject to customary anti-dilution protections in the event of certain corporate events as set forth in the Certificate of Designation establishing the Series C Preferred. Except as required by the DGCL, the holders of our Series A Preferred and Series C Preferred are entitled to vote together with the holders of our Common Stock as a single class on all matters as to which stockholders are entitled to vote or act by written consent. Each share of Series A Preferred is entitled to three votes for each share of Common Stock issuable upon conversion of such share of Series A Preferred as of the applicable record date. Each share of Series C Preferred is entitled to eight votes for each share of Common Stock issuable upon conversion of such share of Series C Preferred as of the applicable record date. The holders of our Series B Preferred have no voting rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS.

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of the Record Date by (i) each person (or group of affiliated persons) who is known by us to own more than 5% of the outstanding shares of our Common Stock, (ii) each director and executive officer, and (iii) all of our directors, executive officers and director nominees as a group. As of the Record Date, we had 1,238,036,037 shares of Common Stock, 10,000 shares of Series A Preferred, 204,000 shares of Series B Preferred and 600,000 shares of Series C Preferred issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of the Record date. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

	Number of		Number of			Percentage of
	Shares		Votes		Percentage	Votes
	Beneficially		Eligible to		of Common	Eligible to
	Owned		be Cast		Stock	be Cast
Mark White	375,914,536	(1)	2,709,247,690	(3)	23.9	68.7%
Martin Ward	88,288,373	(2)	554,955,039	(3)	6.8	30.4%
Nicholas Carpinello	1,851,924		1,851,924		*	*
Robert Law	1,579,009		1,579,009		*	*
All directors and executive officers as a group (4 persons)	467,633,842	(1)(2)	3,267,633,662		28.5	73.3%

(1)	Includes 333,333,333 shares of Common Stock issuable upon conversion of our Series C Convertible Preferred. Pursuant to the Certificate of Designation establishing the Series C Preferred, each outstanding shares of Series C Preferred was entitled to cast 5,333.33 votes with respect to the Authorized Shares Increase.
(2)	Includes 66,666,667 shares of Common Stock issuable upon conversion of our Series C Convertible Preferred. Pursuant to the Certificate of Designation establishing the Series C Preferred, each outstanding shares of Series C Preferred was entitled to cast 5,333.33 votes with respect to the Authorized Shares Increase.
(3)	Voting Shareholder.
*	Less than 1%

Commencing in December 2021, the Company entered into a series of Securities Purchase Agreements with Talos Victory Fund, LLC; Mast Hill Fund LLP and Quick Capital LLC. Pursuant to each Purchase Agreement, the Company issued to the investor a Convertible Promissory Note, Common Stock Purchase Warrants to purchase shares of the Common Stock of the Company and an agreed upon number of shares of Common Stock. Each Convertible Promissory Note and Common Stock Purchase Warrant issued pursuant to the Securities Purchase Agreements contained a blocker limiting the number of shares that might be acquired upon conversion of a Promissory Note or exercise of a Common Stock Purchase Warrant to such number as would not after giving effect to such issuance cause the holder and its affiliates and any other person acting with the holder or the holder’s affiliates, as a group to exceed 4.99% of the number of shares of the Company’s Common Stock outstanding a of the date of conversion or exercise. Further, none of such entities voted in favor of the Corporate Action described in this Information Statement. Consequently, such entities were not included in the Securities Ownership Table above. Beneficial Ownership

DISSENTERS’ RIGHTS

Under the DGCL, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to any of the Corporate Actions and we will not independently provide our stockholders with any such rights.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee, or any other person, has any substantial interest, direct or indirect, in the Corporate Actions that is not shared by all other stockholders.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system.

You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to Touchpoint Group Holdings Inc., at 4300 Biscayne Blvd., Suite 203, Miami, FL 33137, Attn: Corporate Secretary, or by calling the Company at (305) 420-6640.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Additional copies of this Information Statement may be obtained at no charge by writing to us at Touchpoint Group Holdings Inc., at 4300 Biscayne Blvd., Suite 203, Miami, FL 33137, Attn: Corporate Secretary, or by calling the Company at (305) 420-6640.

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to Touchpoint Group Holdings Inc., at 4300 Biscayne Blvd., Suite 203, Miami, FL 33137, Attn: Corporate Secretary, or by calling the Company at (305) 420-6640.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, the address and phone number in the preceding paragraph. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the address or phone number provided in the preceding paragraph.

TOUCHPOINT GROUP HOLDINGS INC.
/s/ Mark White
Mark White
September 13, 2022	President and Chief Executive Officer